UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): 203-978-1234

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 25, 2015, Dorian LPG Ltd. issued a press release announcing the commencement of operations of Helios LPG Pool LLC. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description
99.1	Press Release dated March 25, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORIAN LPG LTD.
(registrant)

Dated: April 2, 2015	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer

EXHIBIT 99.1

Dorian LPG Ltd. and Phoenix Tankers Pte. Ltd. Announce Commencement of New Market Leading VLGC Pool: Helios LPG Pool LLC

STAMFORD, Conn., March 25, 2015 -- Dorian LPG Ltd. (NYSE: LPG) (the "Company" or "Dorian LPG") a leading owner and manager of modern VLGC's (very large gas carriers), today announced the commencement of operations of Helios LPG Pool LLC ("Helios LPG") on April 1st, 2015.  Helios LPG is jointly run by Dorian LPG and Phoenix Tankers Pte. Ltd ("Phoenix Tankers"), a 100% subsidiary of Mitsui OSK Lines Ltd. Helios LPG will be operated out of offices in London and Singapore.  Tim Hansen, Chartering Manager of Dorian LPG (UK) Ltd., will serve as the Managing Director of the London office and Harpal Cheema, General Manager of Phoenix Tankers' LPG division, will serve as the Managing Director of the Singapore office. John Hadjipateras, CEO of Dorian LPG, has been named Chairman of the Board. Tetsuro Ishiura, Phoenix Tankers Managing Director, Yoshikazu Urushitani, Phoenix Tankers Associate Senior Vice President and Nigel Widdowson, Dorian LPG Director, will serve as Directors of Helios LPG.

Helios LPG currently will operate eight VLGCs on the water, including four of Dorian LPG's VLGCs: Corvette, Corsair, Captain John NP and Captain Nicholas ML, of which two are ECO vessels.

John Hadjipateras, Chairman of Helios LPG, commented, "With the combined management team and fleet that Dorian LPG and Phoenix Tankers have committed to the pool, we are confident that Helios LPG will offer the most flexible LPG transport solutions worldwide while also maintaining the highest standards of safety, reliability and trouble-free transportation solutions."

Tetsuro Ishiura added to John Hadjipateras' comments by stating, "We are very optimistic about this partnership and the opportunities it presents. Together we have formed a first class modern ECO VLGC pool that will serve as a leader in LPG transportation worldwide."

About Dorian LPG Ltd.

Dorian LPG is a liquefied petroleum gas shipping company and a leading owner and operator of modern VLGCs. Dorian LPG currently owns six VLGCs and one pressurized LPG vessel. In addition, Dorian LPG has 16 ECO VLGC newbuildings under construction. Dorian LPG has offices in Connecticut, USA, London, United Kingdom and Piraeus, Greece.

Contact Information

IR@dorianlpg.com  Tel.: +1 (203) 674-9695

About Phoenix Tankers PTE. Ltd.

Phoenix Tankers, incorporated in Singapore and one of the leading Owner / Operator of Very Large Gas Carriers, currently owns and operates 8 modern VLGCs and has extensive experience of successfully managing a VLGC Pool. Phoenix Tankers has offices in Singapore and London.

Contact Information

lpg@phoenixtankers.com.sg Tel: +65 6499 8940

About Helios LPG Pool LLC

Helios LPG will operate a combined fleet of eight vessels. Helios LPG has offices in London, United Kingdom and Singapore.